Exhibit 99.1

Innovative Industrial Properties Reports Fourth Quarter and Full-Year 2022 Results

FY 2022 Total Revenues, Net Income Attributable to Common Stockholders and AFFO Increased 35%, 36% and 34% Year-over-Year, Respectively

SAN DIEGO, CA – February 27, 2023 – Innovative Industrial Properties, Inc. (IIP), the first and only real estate company on the New York Stock Exchange (NYSE: IIPR) focused on the regulated U.S. cannabis industry, announced today results for the fourth quarter and year ended December 31, 2022.

Full Year 2022

•	Generated total revenues of approximately $276.4 million, net income attributable to common stockholders of approximately $153.0 million and adjusted funds from operations (“AFFO”) of approximately $233.7 million, representing increases of 35%, 36% and 34% over 2021, respectively.
•	Recorded $5.52 of net income attributable to common stockholders per diluted share and $8.45 of AFFO per diluted share.
•	Declared dividends to common stockholders totaling $7.10 per share, a 24% increase over 2021.
•	Invested approximately $394 million (excluding transaction costs), including nine acquisitions of properties located in seven states and twelve lease amendments to provide funding of qualifying real estate infrastructure improvements at properties in seven states, expanding IIP’s footprint to 110 properties totaling 8.7 million rentable square feet in 19 states at year end.

Fourth Quarter 2022

•	Generated total revenues of approximately $70.5 million in the quarter, representing a 20% increase from the prior year’s fourth quarter.
•	Recorded net income attributable to common stockholders of approximately $41.2 million for the quarter, or $1.46 per diluted share, and AFFO of approximately $59.6 million, or $2.12 per diluted share.
•	Paid a quarterly dividend of $1.80 per common share on January 13, 2023 to stockholders of record as of December 30, 2022, equal to an annualized dividend of $7.20 per share. The common stock dividends declared for the twelve months ended December 31, 2022, of $7.10 per common share represent an increase of $1.38, or 24%, over dividends declared for the twelve months ended December 31, 2021.
•	Amended IIP’s leases with Gold Flora, LLC in California, 4Front Ventures Corp. in Illinois and Holistic Industries Inc. (Holistic) in Massachusetts to provide an additional $3.5 million, $19.9 million and $2.0 million for funding of qualifying real estate infrastructure improvements at those properties, respectively, representing an aggregate of $25.4 million, with corresponding adjustments to base rent at each property.
•	Sold a Pennsylvania industrial property leased to a subsidiary of Maitri Holdings, LLC for $23.5 million, excluding transaction costs (approximately $461 per square foot), recognizing a gain on sale of the property of approximately $3.6 million.

Year-to-Date 2023

•	Acquired a 58,000 square foot operational cannabis cultivation facility in Pennsylvania in a long-term sale-leaseback transaction with a subsidiary of TILT Holdings Inc. for a purchase price of $15.0 million (excluding transaction costs).
•	Amended IIP’s leases with Ascend Wellness Holdings Inc. in New Jersey, PharmaCann Inc. in New York and Goodness Growth Holdings Inc. in New York to provide an additional $15.0 million, $15.0 million and $4.0 million for funding of qualifying real estate infrastructure improvements at those properties, respectively, representing an aggregate of $34.0 million, with corresponding adjustments to base rent at each property. Also added cross-default provisions to all leases with each tenant.

•	Amended the construction loan for the development of a regulated cannabis cultivation and processing facility in California for which IIP is the lender, to provide for, among other things: (1) the additional capital commitment of the borrower into the project of $1.0 million; (2) IIP’s agreement to fund up to an additional $4.5 million into the project, making IIP’s total potential investment in the project $23.0 million; (3) an increase in the interest rate and monthly payment of accrued interest; (4) an extension of the loan term to December 31, 2023; and (5) the provision of additional collateral from the borrower for the loan.
•	Executed definitive agreements to sell a portfolio of properties in California leased to affiliates of Medical Investor Holdings, LLC (Vertical) for $16.2 million (excluding transaction costs), which includes secured seller financing with the buyer of the property for that amount (interest only, payable monthly). The transaction is subject to continued diligence and customary closing conditions, and may not close on the terms described or at all.
•	Kings Garden Inc. (Kings Garden) paid rent for February of approximately $825,000 (including approximately $64,000 of pro-rata reimbursement for taxes and insurance) on the four properties it continues to occupy, and indicated it is in discussions for a potential merger or sale of assets.
•	Rent collection for IIP’s operating portfolio was 92% for the month ending February 28, 2023.
o	Under the previously disclosed amendments with Holistic at IIP’s Michigan and California properties, approximately $413,000 of security deposits were applied for payment of rent.
o	No security deposits were applied for previously disclosed rent defaults of Green Peak Industries Inc. (Green Peak) at one property in Michigan and an affiliate of SH Parent, Inc. (Parallel) at one property in Pennsylvania. IIP retains total security deposits of approximately $1.0 million and $1.7 million, respectively, for these leases as of today.
o	Parallel defaulted in February on its obligation to pay rent at one property in Texas under development. IIP has funded only $8.2 million (0.4% of IIP’s total invested/committed capital) of the $27.4 million original commitment as of today. No security deposit was applied for this lease default in February and IIP retains approximately $393,000 of security deposit for this lease as of today.

Balance Sheet Statistics (as of December 31, 2022)

•	12% debt to total gross assets, with approximately $2.6 billion in total gross assets.
•	Total quarterly fixed cash interest obligation of approximately $4.2 million.
•	No secured debt.
•	No debt maturities until May 2026, other than $6.4 million principal amount of 3.75% Exchangeable Senior Notes in 2024 (the Exchangeable Senior Notes).
•	Debt service coverage ratio of 15.5x (calculated in accordance with the Company’s 5.50% Unsecured Senior Notes due 2026).

Property Portfolio Statistics (as of December 31, 2022)

•	Total property portfolio comprises 110 properties across 19 states, with approximately 8.7 million rentable square feet (including approximately 1.6 million rentable square feet under development / redevelopment), consisting of:
o	Operating portfolio: 108 properties, representing approximately 8.3 million rentable square feet.
o	Construction in progress: two properties (not leased) and an expansion project at a property where Kings Garden continues to occupy the property, which collectively are expected to comprise approximately 395,000 rentable square feet upon completion of development.
•	Operating portfolio:
o	100% leased (triple-net).
o	Weighted average lease length: 15.3 years.
o	Total invested / committed capital per square foot: $272.
•	By invested / committed capital:
o	No tenant represents more than 14% of the total portfolio.
o	No state represents more than 16% of the total portfolio.
o	Multi-state operators (MSOs) represent 85% of the operating portfolio.
o	Public company operators represent 55% of the operating portfolio.
o	Industrial (cultivation and/or processing), retail (dispensing) and combined industrial/retail represents 90%, 3% and 7% of operating portfolio, respectively.

Financial Results

For the three months ended December 31, 2022, IIP generated total revenues of approximately $70.5 million, compared to approximately $58.9 million for the same period in 2021, an increase of 20%. The increase was driven primarily by the acquisition and leasing of new properties, additional real estate infrastructure allowances provided to tenants at certain properties that resulted in adjustments to base rent, and contractual rental escalations at certain properties, partially offset by the previously disclosed defaults of tenants for which IIP did not receive or record revenue. During the three months ended December 31, 2022, IIP collected 94% of contractual rents and did not collect rents totaling approximately $4.7 million (including approximately $4.3 million of contractual base rents and property management fees and approximately $384,000 for tenant reimbursements for property insurance premiums and property taxes) from four tenants: Kings Garden (California), affiliates of Medical Investor Holdings, LLC (Vertical) (California), Green Peak (Michigan) and an affiliate of Parallel (Pennsylvania). Total revenues for the three months ended December 31, 2022 and 2021 included approximately $3.0 million and $1.9 million, respectively, of tenant reimbursements for property insurance premiums and property taxes.

For the year ended December 31, 2022, IIP generated total revenues of approximately $276.4 million, compared to approximately $204.6 million for 2021, an increase of 35%. The increase was driven primarily by the acquisition and leasing of new properties, additional real estate infrastructure allowances provided to tenants at certain properties that resulted in adjustments to base rent, and contractual rental escalations at certain properties, partially offset by the previously disclosed defaults of tenants for which IIP did not receive or record revenue. During the twelve months ended December 31, 2022, IIP collected 97% of contractual rents and did not collect rents totaling $8.6 million (including $8.2 million of contractual base rents and property management fees and $440,000 for tenant reimbursements for property insurance premiums and property taxes) from four tenants: Kings Garden (California), Vertical (California), Green Peak (Michigan) and an affiliate of Parallel (Pennsylvania). Total revenues for the years ended December 31, 2022 and 2021 included approximately $10.1 million and $4.4 million, respectively, of tenant reimbursements for property insurance premiums and property taxes.

For the three months ended December 31, 2022, IIP recorded net income attributable to common stockholders and net income attributable to common stockholders per diluted share of approximately $41.2 million and $1.46, respectively; funds from operations (FFO) (diluted) and FFO per diluted share of approximately $53.9 million and $1.92, respectively; normalized FFO, which adds back to FFO acquisition-related expense, litigation-related expense and financing expense during the three months ended December 31, 2022 (Normalized FFO), and Normalized FFO per diluted share of approximately $55.0 million and $1.95, respectively; and AFFO and AFFO per diluted share of approximately $59.6 million and $2.12, respectively.

For the year ended December 31, 2022, IIP recorded net income attributable to common stockholders and net income attributable to common stockholders per diluted share of approximately $153.0 million and $5.52, respectively; FFO (diluted) and FFO per diluted share of approximately $211.3 million and $7.64, respectively; Normalized FFO and Normalized FFO per diluted share of approximately $214.9 million and $7.77, respectively; and AFFO and AFFO per diluted share of approximately $233.7 million and $8.45, respectively.

For all periods presented, FFO (diluted), Normalized FFO, AFFO and FFO, Normalized FFO and AFFO per diluted share include the dilutive impact of the assumed full exchange of the Exchangeable Senior Notes for shares of common stock.

IIP paid a quarterly dividend of $1.80 per common share on January 13, 2023 to stockholders of record as of December 30, 2022, equal to an annualized dividend of $7.20 per share. IIP’s AFFO payout ratio for the three months ended December 31, 2022 was 85% (calculated by dividing the common stock dividend declared per share by IIP’s AFFO per common share – diluted for the quarter). The common stock dividends declared for the twelve months ended December 31, 2022, of $7.10 per common share represent an increase of $1.38, or 24%, over dividends declared for the twelve months ended December 31, 2021.

FFO, Normalized FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO, Normalized FFO and AFFO and definitions of terms are included at the end of this release.

Supplemental Information

Supplemental financial information is available in the Investor Relations section of the IIP’s website at www.innovativeindustrialproperties.com.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Tuesday, February 28, 2023 to discuss IIP’s financial results and operations for the fourth quarter and full-year ended December 31, 2022.  The call will be open to all interested investors through a live audio webcast at the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com, or live by calling 1-877-328-5514 (domestic) or 1-412-902-6764 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for 90 days on IIP’s website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Tuesday, February 28, 2023 until 12:00 p.m. Pacific Time on Tuesday, March 7, 2023, by calling 1-877-344-7529 (domestic), 855-669-9658 (Canada) or 1-412-317-0088 (international) and using access code 8194683.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized properties leased to experienced, state-licensed operators for their regulated cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a real estate investment trust, commencing with the year ended December 31, 2017. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Industrial Properties, Inc.

Consolidated Balance SheetS

(Unaudited)

(In thousands, except share and per share amounts)

	December 31,	December 31,
	2022	2021
Assets
Real estate, at cost:
Land	$139,953	$122,386
Buildings and improvements	1,305,306	979,417
Tenant improvements	705,322	620,301
Construction in progress	54,106	—
Total real estate, at cost	2,204,687	1,722,104
Less accumulated depreciation	(138,405)	(81,938)
Net real estate held for investment	2,066,282	1,640,166
Construction loan receivable	18,021	12,916
Cash and cash equivalents	87,122	81,096
Restricted cash	1,450	5,323
Investments	200,935	324,889
Right of use office lease asset	1,739	1,068
In-place lease intangible assets, net	9,105	9,148
Other assets, net	30,182	9,996
Total assets	$2,414,836	$2,084,602
Liabilities and stockholders’ equity
Exchangeable senior notes, net	$6,380	$32,232
Notes due 2026, net	295,115	293,860
Tenant improvements and construction funding payable	29,376	46,274
Accounts payable and accrued expenses	10,615	7,718
Dividends payable	50,840	38,847
Rent received in advance and tenant security deposits	58,716	52,805
Other liabilities	1,901	1,167
Total liabilities	452,943	472,903
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, $15,000 liquidation preference ($25.00 per share), 600,000 shares issued and outstanding at December 31, 2022 and December 31, 2021	14,009	14,009
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 27,972,830 and 25,612,541 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	28	26
Additional paid-in capital	2,065,248	1,672,882
Dividends in excess of earnings	(117,392)	(75,218)
Total stockholders’ equity	1,961,893	1,611,699
Total liabilities and stockholders’ equity	$2,414,836	$2,084,602

Innovative Industrial Properties, Inc.

Consolidated STATEMENTS OF INCOME

For the Three Months and Years Ended December 31, 2022 and 2021

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues:
Rental (including tenant reimbursements)	$69,923	$58,943	$274,377	$204,551
Other revenue	538	—	1,982	—
Total revenues	70,461	58,943	276,359	204,551

Expenses:
Property expenses	3,288	1,826	10,520	4,443
General and administrative expense	10,232	6,450	38,520	22,961
Depreciation and amortization expense	16,302	12,205	61,303	41,776
Total expenses	29,822	20,481	110,343	69,180
Gain on sale of real estate	3,601	—	3,601	—
Income from operations	44,240	38,462	169,617	135,371
Interest and other income	1,784	72	3,195	397
Interest expense	(4,518)	(6,212)	(18,301)	(18,086)
Loss on exchange of Exchangeable Senior Notes	—	(3,692)	(125)	(3,692)
Net income	41,506	28,630	154,386	113,990
Preferred stock dividends	(338)	(338)	(1,352)	(1,352)
Net income attributable to common stockholders	$41,168	$28,292	$153,034	$112,638
Net income attributable to common stockholders per share:
Basic	$1.47	$1.18	$5.57	$4.69
Diluted	$1.46	$1.14	$5.52	$4.55
Weighted-average shares outstanding:
Basic	27,938,804	23,941,930	27,345,047	23,903,017
Diluted	28,160,261	26,263,585	27,663,169	26,261,155

Innovative Industrial Properties, Inc.

Consolidated FFO, NORMALIZED FFO AND AFFO

For the Three Months and Years Ended December 31, 2022 and 2021

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income attributable to common stockholders	$41,168	$28,292	$153,034	$112,638
Real estate depreciation and amortization	16,302	12,205	61,303	41,776
Gain on sale of real estate	(3,601)	—	(3,601)	—
FFO attributable to common stockholders (basic)	53,869	40,497	210,736	154,414
Cash and non-cash interest expense on Exchangeable Senior Notes	72	1,880	546	7,517
FFO attributable to common stockholders (diluted)	53,941	42,377	211,282	161,931
Acquisition-related expense	—	7	110	26
Financing expense	249	—	367	—
Litigation-related expense	779	—	3,010	—
Loss on exchange of Exchangeable Senior Notes	—	3,692	125	3,692
Normalized FFO attributable to common stockholders (diluted)	54,969	46,076	214,894	165,649
Stock-based compensation	4,312	2,192	17,507	8,616
Non-cash interest expense	321	298	1,255	715
Above-market lease amortization	23	4	92	4
AFFO attributable to common stockholders (diluted)	$59,625	$48,570	$233,748	$174,984
FFO per common share – diluted	$1.92	$1.61	$7.64	$6.17
Normalized FFO per common share – diluted	$1.95	$1.75	$7.77	$6.31
AFFO per common share – diluted	$2.12	$1.85	$8.45	$6.66
Weighted average common shares outstanding – basic	27,938,804	23,941,930	27,345,047	23,903,017
Restricted stock and RSUs	117,831	98,093	116,046	96,174
PSUs	—	81,414	—	81,414
Dilutive effect of Exchangeable Senior Notes	103,626	2,142,148	202,076	2,180,550
Weighted average common shares outstanding – diluted	28,160,261	26,263,585	27,663,169	26,261,155

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (NAREIT). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income, computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures.

Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of IIP’s properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. IIP believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. IIP reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

IIP computes Normalized FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that management believes are infrequent and unusual in nature and/or not related to IIP’s core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of IIP’s operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact IIP’s operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of its core business operations. Items included in calculating FFO that may be excluded in calculating Normalized FFO include certain transaction-related gains, losses, income or expense or other non-core amounts as they occur.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. IIP calculates AFFO by adjusting Normalized FFO for certain non-cash items.

For all periods presented, FFO (diluted), Normalized FFO, AFFO and FFO, Normalized FFO and AFFO per diluted share include the dilutive impact of the assumed full exchange of the Exchangeable Senior Notes for shares of common stock.

For the three and twelve months ended December 31, 2022, the performance share units (“PSUs”) granted to certain employees were not included in dilutive securities as the performance thresholds for vesting of the PSUs were not met as measured as of December 31, 2022. For the three and twelve months ended December 31, 2021, 81,414 shares issuable upon vesting of PSUs granted to certain employees in January 2021 were dilutive, as the performance thresholds for vesting of these PSUs were met as measured as of December 31, 2021.

IIP’s computation of FFO, Normalized FFO and AFFO may differ from the methodology for calculating FFO, Normalized FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO, Normalized FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO, Normalized FFO and AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of IIP’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of IIP’s liquidity, nor is it indicative of funds available to fund IIP’s cash needs, including IIP’s ability to pay dividends or make distributions. FFO, Normalized FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of IIP’s operations.

Company Contact:

Catherine Hastings

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332